SECURITY AGREEMENT

This Security Agreement (the “Agreement”), dated as of September 19, 2006, is entered into by and between Solar Power, Inc. a California corporation (the “Debtor”), and Welund Fund, Inc., a Nevada corporation (the “Secured Party”).

RECITALS

WHEREAS, Debtor and Secured Party have entered into that certain Credit Facility Agreement dated as of the date hereof (as amended, supplemented or modified from time to time, the “Credit Facility Agreement”), pursuant to which Debtor has agreed to borrow from Secured Party, and Secured Party has agreed to extend to Debtor a revolving line of credit in an amount not to exceed Two Million Dollars ($2,000,000.00) (the “Commitment”), which borrowings shall be evidenced by the Promissory Notes, in the form attached as Exhibit A to the Credit Facility Agreement, with all of the other agreements, documents, instruments, certificates, reports and financing statements heretofore or hereafter executed in connection therewith or with the Advances (as defined in the Credit Facility Agreement) to be made under the Credit Facility Agreement, as the same may be amended, supplemented or modified from time to time, shall collectively be collectively referred to herein as the “Loan Documents”);

WHEREAS, as a condition precedent to the obligation of Secured Party to execute, delivery and perform under the Credit Facility Agreement and the other Loan Documents and to make Advances to Debtor pursuant to the Credit Facility Agreement, Debtor is required, and has agreed, to enter into and deliver this Agreement and to grant to Secured Party a security interest in the Collateral (as defined herein) as security for Debtor’s obligations under the Credit Facility Agreement; and

WHEREAS, Secured Party is willing to execute, deliver and perform under the Credit Facility Agreement and the other Loan Documents and to make the Advances available only upon the condition that Debtor executed and delivers to the Secured Party this Agreement and Debtor agrees to perform and complete its obligations under this Agreement.

AGREEMENT

NOW, THEREFORE, in consideration of the above recitals and for other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, Debtor and the Secured Party hereby agree as follows:

1.   Definitions. The following words shall have the following meanings when used in this Agreement. Terms not otherwise defined in this Agreement shall have the meanings attributed to such terms in the Code (as defined herein). All references to dollar amounts shall mean amounts in lawful money of the United States of America.

Account Debtor. Account Debtor shall mean any Person who is or may become obligated with respect to, or on account of, an Account, Chattel Paper or General Intangibles (including a Payment Intangible).

Accounts. Accounts shall mean all “accounts” as such term is defined in the Code, now owned or hereafter acquired by Debtor, including: (a) all accounts receivable, other receivables, book debts and other forms of obligations (other than forms of obligations evidenced by Chattel Paper or Instruments) (including any such obligations that may be characterized as an account or contract right under the Code); (b) all of Debtor’s rights in, to, and under, all purchase orders or receipts for goods or services; (c) all of Debtor’s rights to any goods represented by any of the foregoing (including unpaid sellers’ rights of rescission, replevin, reclamation and stoppage in transit and rights to returned, reclaimed or repossessed goods); (d) all rights to payment due to Debtor for Goods or other property sold, leased, licensed, assigned or otherwise disposed of, for a policy of insurance issued or to be issued, for a secondary obligation incurred or to be incurred, or for services rendered or to be rendered by Debtor or in connection with any other transaction (whether or not yet earned by performance on the part of Debtor); (e) all health care insurance receivables; and (f) all collateral security of any kind given by any Account Debtor or any other Person with respect to any of the foregoing.

Books and Records. Books and Records shall mean all books, records, board minutes, contracts, licenses, insurance policies, environmental audits, business plans, files, computer files, computer discs and other data and software storage and media devices, accounting books and records, financial statements (actual and pro forma), filings with Governmental Authorities, and any and all records and instruments relating to the Collateral or Debtor’s business.

Chattel Paper. Chattel Paper shall mean all “chattel paper,” as such term is defined in the Code, including electronic chattel paper, now owned or hereafter acquired by any Person.

Code. Code shall mean the Uniform Commercial Code as the same may, from time to time, be in effect in the State of California.

Collateral. Collateral is defined in Section 2.

Contracts. Contracts shall mean all the contracts, undertakings, or agreements (other than rights evidenced by Chattel Paper, Documents or Instruments) in or under which Debtor may now or hereafter have any right, title or interest, including any agreement relating to the terms of payment or the terms of performance of any Account.

Copyright License. Copyright License shall mean rights under any written agreement now owned or hereafter acquired by Debtor granting the right to use any Copyright or Copyright registration of any Person.

Copyrights. Copyrights shall mean all of the following now owned or hereafter acquired by any Person: (a) all copyrights in any original work of authorship fixed in any tangible medium of expression, now known or later developed, all registrations and applications for registration of any such copyrights in the U.S. Copyright Office or any other country, including registrations, recordings and applications, and supplemental registrations, recordings, and applications in the U.S. Copyright Office; and (b) all Proceeds of the foregoing, including license royalties and proceeds of infringement suits, the right to sue for past, present and future infringements, all rights corresponding thereto throughout the world and all renewals and extensions thereof.

Deposit Accounts. Deposit Accounts shall have the meaning as such term is defined in the Code, now or hereafter held in the name of Debtor.

Documents. Documents shall have the meaning as such term is defined in the Code, now owned or hereafter acquired by any Person, wherever located, including all bills of lading, dock warrants, dock receipts, warehouse receipts, and other documents of title, whether negotiable or non-negotiable.

General Intangibles. General Intangible shall have the meaning as such term is defined in the Code, now owned or hereafter owned by Debtor, including all right, title and interest that Debtor may now or hereafter have in or under any Contract, all Payment Intangibles, customer lists, Licenses, Intellectual Property, interests in partnerships, joint ventures and other business associations, permits, proprietary or confidential information, inventions (whether or not patented or patentable), technical information, procedures, designs, knowledge, know-how, software, data bases, data, skill, expertise, experience, processes, models, drawings, materials, Books and Records, Goodwill (including the Goodwill associated with any Intellectual Property), all rights and claims in or under insurance policies (including insurance for fire, damage, loss, and casualty, whether covering personal property, real property, tangible rights or intangible rights, all liability, life, key-person, and business interruption insurance, and all unearned premiums), uncertificated securities, choses in action, Deposit Accounts, rights to receive tax refunds and other payments, rights to received dividends, distributions, cash, Instruments and other property, and rights of indemnification.

Goods. Goods shall have the meaning as such term is defined in the Code, now owned or hereafter owned by Debtor, wherever located, including equipment, embedded software to the extent included in “goods” as defined in the Code, manufactured homes, standing timber that is cut and removed for sale and unborn young of animals.

Goodwill. Goodwill shall mean all goodwill, trade secrets, proprietary or confidential information, technical information, procedures, formulae, quality control standards, designs, operating and training manuals, customer lists, and distribution agreements now owned or hereafter owned by Debtor.

Indebtedness. Indebtedness shall mean the indebtedness evidenced by the Credit Facility Agreement, together with all other indebtedness and costs, or expenses for which Debtor is responsible under the Credit Facility Agreement and this Agreement. In addition, the word “Indebtedness” includes all other obligations, debts and liabilities, plus interest thereon, of Debtor to Secured Party, as well as all claims by Secured Party against Debtor, whether existing now or later; whether they are voluntary or involuntary, due or not due, direct or indirect, absolute or contingent, liquidated or unliquidated, whether Debtor may be liable individually or jointly with others; whether Debtor may be obligated as Debtor, surety, accommodation party or otherwise, whether recovery upon such indebtedness may be or hereafter may become barred by any statute of limitations; and whether such indebtedness may be or hereafter may become otherwise unenforceable.

Instruments. Instruments shall have the meaning as such term is defined in the Code, now owned or hereafter owned by any Person, wherever located, including all certificated securities and all notes and other evidences of indebtedness, other than instruments that constitute, or are a part of a group of writings that constitute, Chattel Paper.

Intellectual Property. Intellectual Property shall mean any and all Licenses, Copyrights, Patents, Trademarks, Trade Secrets and customer lists.

Inventory. Inventory shall have the meaning as such term is defined in the Code, now owned or hereafter owned by Debtor, wherever located, including all inventory, merchandise, goods and other personal property that are held by or on behalf of Debtor for sale or lease or are furnished or are to be furnished under a contract of service or that constitute raw materials, work in process, finished goods, returned goods, or materials or supplies of any kind, nature or description used or consumed or to be used or consumed in Debtor’s business or in the processing, production, packaging, promotion, delivery or shipping of the same, including all supplies and embedded software.

Investment Property. Investment Property shall have the meaning as such term is defined in the Code, now or hereafter acquired by any Person, wherever located.

License. License shall mean any Copyright License, Patent License, Trademark License or other license of rights or interests now held or hereafter held by any Person.

Lien. Lien shall mean with respect to any property, any security interest, mortgage, pledge, lien, claim, charge or other encumbrance in, of, or on such property or the income therefrom, including the interest of a vendor or lessor under a conditional sale agreement, capital lease or other title retention agreement, or any agreement to provide any of the foregoing, and the filing of any financing statement or similar instrument under the Code or comparable law of any jurisdiction.

Patents. Patents shall mean all of the following in which any Person now holds or hereafter holds any interest: (a) all Patent Applications; (b) all letters patent of any country and all registrations and recordings thereof; and (c) all reissues, continuations, continuations-in-part or extensions thereof.

Payment Intangibles. Payment Intangibles shall have the meaning as such term is defined in the Code, now owned or hereafter owned by any Person.

Permitted Liens. Permitted Liens shall mean (a) Liens for taxes not yet delinquent or Liens for taxes being contested in good faith and by appropriate proceedings for which adequate reserves have been established; (b) Liens in respect of property or assets imposed by law which were incurred in the ordinary course of business, such as carriers’, warehousemen’s, materialmen’s and mechanics’ Liens and other similar Liens arising in the ordinary course of business which are not delinquent or remain payable without penalty or which are being contested in good faith and by appropriate proceedings for which adequate reserves have been established; (c) Liens incurred or deposits made in the ordinary course of business in connection with workers’ compensation, unemployment insurance and other types of social security, and mechanic’s Liens, carrier’s Liens and other Liens to secure the performance of tenders, statutory obligations, contract bids, government contracts, performance and return of money bonds and other similar obligations, in each case incurred in the ordinary course of business, whether pursuant to statutory requirements, common law or consensual arrangements; (d) Liens securing obligations under a capital lease if such Liens do not extend to property other than the property leased under such capital lease; (e) Liens upon any equipment acquired or held by Debtor or any of its subsidiaries to secure the purchase price of such equipment or indebtedness incurred solely for the purpose of financing the acquisition of such equipment, so long as such Lien extends only to the equipment financed, and any accessions, replacements, substitutions and proceeds (including insurance proceeds) thereof or thereto; (f) Liens arising from judgments, decrees or attachments in circumstances where they are undischarged for not more than 30 days; (g) Liens in favor of customs and revenue authorities arising as a matter of law to secure payments of customs duties in connection with the importation of goods, (h) Liens which constitute rights of setoff of a customary nature or banker’s liens, whether arising by law or by contract; (i) Liens on insurance proceeds in favor of insurance companies granted solely as security for financed premiums; and (j) leases or subleases and licenses or sublicenses granted in the ordinary course of Debtor’s business.

Person. Person shall mean an individual, a partnership, a corporation (including a business trust), a joint stock company, a limited liability company, an unincorporated association, a joint venture or other entity or governmental authority.

Proceeds. Proceeds shall have the meaning as such term is defined in the Code and, in any event, shall include: (a) any and all proceeds of any insurance, indemnity, warranty or guaranty payable to Debtor from time to time with respect to any Collateral; (b) any and all payments (in any form whatsoever) made or due and payable to Debtor from time to time in connection with any requisition, confiscation, condemnation, seizure or forfeiture of any Collateral by any governmental body, authority, bureau or agency (or any person acting under color of governmental authority); (c) any recoveries by Debtor against third parties with respect to any litigation or dispute concerning any Collateral, including claims arising out of the loss or nonconformity of, interference with the use of, defects in, or infringement of rights in, or damage to, Collateral; (d) all amounts collected on, or distributed on account of, other Collateral; and (e) any and all other amounts, rights to payment or other property acquired upon the sale, lease, license, exchange or other disposition of Collateral and all rights arising out of Collateral.

Supporting Obligations. Supporting Obligations shall have the meaning as such term is defined in the Code, including letters of credit and guaranties issued in support of Accounts, Chattel Paper, Documents, General Intangibles, Instruments, or Investment Property.

Trade Secrets. Trade Secrets shall mean all proprietary information, including formulas, patterns, compilations, programs, devices, methods, techniques or processes that derives independent economic value, actual or potential, from not being generally known to, and not being readily ascertainable by proper means by, other Persons who can obtain economic value from its disclosure or use, all whether now owned or hereafter owned by any Person.

Trademark License. Trademark License shall mean the rights under any written agreement now held or hereafter held by any Person granting any right to use any Trademark or Trademark registration.

Trademarks. Trademarks shall mean all of the following now owned or hereafter owned by any Person: (a) all trademarks, trade names, corporate names, business names, trade styles, service marks, logos, other source or business identifiers, prints and labels on which any of the foregoing have appeared or appear, designs and general intangibles of like nature, now existing or hereafter adopted or acquired, all registrations and recordings thereof, and all applications in connection therewith, including all registrations, recordings and applications in the United States Patent and Trademark Office or in any similar office or agency of the United States, any State or territory hereof, or any other country or any political subdivision thereof, and (b) all reissues, extensions or renewals thereof.

2. Grant of Security. As collateral security for the prompt and complete payment and performance when due (whether at the stated maturity, by acceleration or otherwise) of the Indebtedness, Debtor hereby grants to Secured Party a security interest in all of the following assets now owned or at any time hereafter acquired by Debtor or in which Debtor now has or at any time in the future may acquire any right, title or interest (collectively, the “Collateral”):

(a)	all Goods

(b)	all Accounts;

(c)	all General Intangibles;

(d)	all Deposit Accounts;

(e)	all Equipment;

(f)	all Inventory;

(g)	all Intellectual Property;

(h)	all books and records pertaining to the Collateral;

(i)	Chattel Paper;

(j)	Instruments;

(k)	Investment Property;

(l)	Letter-of-Credit Rights;

(m)	Documents; and

(n)     to the extent not otherwise included, all Proceeds, Supporting Obligations and products pertaining to any and all of the foregoing and all collateral security and guarantees given by any Person with respect to any of the foregoing.

3.    Obligations of Debtor. Debtor warrants and covenants to Secured Party as follows:

(a)    Perfection of Security Interest. Debtor agrees to execute such financing statements and to take whatever other actions are requested by Secured Party to perfect and continue Secured Party’s security interest in the Collateral. It is the intention of the parties to create in Secured Party a first priority security interest in Secured Party with the exception of Permitted Liens, and Secured Party shall take all necessary actions to cause the security interest created hereby to have such priority. Upon request of Secured Party, Debtor will deliver to Secured Party any and all of the documents evidencing or constituting the Collateral. If the Collateral consist of Chattel Paper, Debtor will note Secured Party’s interest upon any and all Chattel Paper if not delivered to Secured Party for possession by Secured Party. Debtor hereby appoints Secured Party as its irrevocable attorney-in-fact for the purpose of executing any documents necessary to perfect or to continue the security interest granted in this Agreement. Secured Party may at any time, and without further authorization from Debtor, file a carbon, photographic or other reproduction of any financing statement or of this Agreement for use as a financing statement. Further, Secured Party shall be entitled to use the generic description of collateral in its financing statement by indicating that the financing statement covers all assets and all personal property of Debtor, or such other description of the Collateral as Secured Party deems advisable. Debtor will reimburse Secured Party for all expenses for the perfection and the continuation of the perfection of Secured Party’s security interest in the Collateral. Debtor promptly will notify Secured Party before any change in Debtor’s name including any change to the assumed business names of Debtor. This Agreement is a continuing Security Agreement and will continue in effect until all of the payments and fees due under the Notes have been paid in full.

(b)    No Violation. The execution and delivery of this Agreement will not violate any law or agreement governing Debtor or to which Debtor is a party.

(c)    Title and Enforceability of Collateral. Debtor represents and warrants to Secured Party that upon the filing of UCC-1 financing statements in the appropriate filing offices, Secured Party has (or in the case of after-acquired Collateral, at the time Debtor acquires rights therein, will have) a first priority perfected security interest in the Collateral to the extent that a security interest in the Collateral can be perfected by such filing, except for Permitted Liens.

(d)    Taxes, Assessments and Liens. Debtor will pay when due all taxes, assessments and liens upon the Collateral.

(e)    Compliance With Governmental Requirements. Debtor shall comply promptly with all laws, ordinances, rules and regulations of all governmental authorities, now or hereafter in effect, applicable to the ownership, production, disposition, or use of the Collateral.

(f)     Indemnification. Debtor agrees to defend, indemnify and hold harmless Secured Party against any and all liabilities, costs and expenses (including, without limitation, legal fees and expenses) (“Liabilities”): (i) with respect to, or resulting from, any delay in paying, any and all excise, sales or other taxes which may be payable or determined to be payable with respect to any Collateral, (ii) with respect to, or resulting from, any delay in complying with any law, rule, regulation or order of any governmental authority applicable to any of the Collateral or (iii) with respect to the execution, delivery, enforcement, performance and administration of this Agreement, provided however, Debtor shall have no obligation hereunder to indemnify or hold harmless the Secured Party for any Liabilities that have arisen as a result of the Secured Party’s willful misconduct or gross negligence.

4.    Debtor’s Right to Possession. Subject to Section 6, in the event of an Event of Default (as defined herein), Debtor may have possession of the tangible personal property and beneficial use of all the Collateral and may use it in any lawful manner not inconsistent with this Agreement, provided that Debtor’s right to possession and beneficial use shall not apply to any Collateral where possession of the Collateral by Secured Party is required by law to perfect Secured Party’s security interest in such Collateral.

5.    Events of Default. For purposes of this Agreement the occurrence of any one of the following events (each an “Event of Default”) shall constitute a default hereunder, under the Note and the Credit Facility Agreement:

(a)    Failure by the Debtor to make any payments when due on the Indebtedness.

(b)    Insolvency of Debtor, the commission of any act of bankruptcy by the Debtor, the execution by the Debtor of a general assignment for the benefit of creditors, the filing by or against Debtor of petition in bankruptcy or any petition for relief under the federal bankruptcy act or the continuation of such petition without dismissal for a period of ninety (90) days or more, or the appointment of a receiver or trustee to take possession of the property or assets of the Debtor.

6.    Rights and Remedies Upon Default. If an Event of Default occurs and has not been remedied within fifteen (15) days after the Secured Party has provided written notice of such default to Debtor, at any time thereafter, Secured Party shall have all the rights of a secured party under the Code. In addition and without limitation, Secured Party may exercise any one or more of the following rights and remedies:

(a)    Assemble Collateral. Secured Party may require Debtor to deliver to Secured Party all or any portion of the Collateral and any and all certificates of title and other documents relating to the Collateral. Secured Party may require Debtor to assemble the Collateral and make it available to Secured Party at a place to be designated by Secured Party. Secured Party also shall have full power to enter upon the property of Debtor to take possession of and remove the Collateral. If the Collateral contains other goods not covered by this Agreement at the time of repossession, Debtor agrees Secured Party may take such other goods, provided that Secured Party makes reasonable efforts to return them to Debtor after repossession.

(b)    Sell the Collateral. Secured Party shall have full power to sell, lease, transfer, or otherwise deal with the Collateral or proceeds thereof in its own name or that of Debtor. Secured Party may sell the Collateral at public auction or private sale. Unless the Collateral threatens to decline speedily in value or is of a type customarily sold on a recognized market, Secured Party will give Debtor reasonable notice of the time after which any private sale or any other intended disposition of the Collateral is to be made. The requirements of reasonable notice shall be met if such notice is given at least ten (10) days or such lesser time as required by state law, before the time of the sale or disposition. All expenses relating to the disposition of the Collateral, including without limitation the expenses of retaking, holding, insuring, preparing for sale and selling the Collateral, shall become a part of the Indebtedness secured by this Agreement and shall be payable on demand, with interest at the Note rate from date of expenditure until repaid.

(c)    Appoint Receiver. To the extent permitted by applicable law, Secured Party shall have the following rights and remedies regarding the appointment of a receiver: (i) Secured Party may have a receiver appointed as a matter of right, (ii) the receiver may be an employee of Secured Party and may serve without bond, and (iii) all fees of the receiver shall become part of the Indebtedness secured by this Agreement and shall be payable on demand, with interest at the Note rate from date of expenditure until repaid.

(d)    Collect Receivables, Apply Accounts. Secured Party, either itself or through a receiver, may collect the payments, rents, income, and revenues from the Collateral. Secured Party may at any time in its discretion transfer any Collateral into its own name or that of its nominee and receive the payments, rents, income, and revenues therefrom and hold the same as security for the Indebtedness or apply it to payment of the indebtedness in such order of preference as Secured Party may determine. Insofar as the Collateral consists of Accounts, General Intangibles, insurance policies, Instruments, Chattel Paper, choses in action, or similar property, Secured Party may demand, collect, receipt for, settle, compromise, adjust, sue for, foreclose, or realize on the Collateral as Secured Party may determine, whether or not Indebtedness or Collateral is then due. For these purposes, Secured Party may, on behalf of and in the name of Debtor, receive, open and dispose of mail addressed to Debtor; change any address to which mail and payments are to be sent; and endorse notes, checks, drafts, money orders, documents of title, instruments and items pertaining to payment, shipment, or storage of any Collateral. To facilitate collection, Secured Party may notify account debtors and obligors on any Collateral to make payments directly to Secured Party.

(e)    Obtain Deficiency. If Secured Party chooses to sell any or all of the Collateral, Secured Party may obtain a judgment against Debtor for any deficiency remaining on the Indebtedness due to Secured Party after application of all amounts received from the exercise of the rights provided in this Agreement. Debtor shall be liable for a deficiency even if the transaction described in this subsection is a sale of Accounts or Chattel Paper.

(f)     Other Rights and Remedies. Secured Party shall have all the rights and remedies of a secured creditor under the provisions of the Code, as may be amended from time to time. In addition, Secured Party shall have and may exercise any or all other rights and remedied it may have available at law, in equity, or otherwise.

(g)    Cumulative Remedies. All of Secured Party’s rights and remedies, whether evidenced by this Agreement or Credit Facility Agreement or by any other writing, shall be cumulative and may be exercised singularly or concurrently. Election by Secured Party to pursue any remedy shall not exclude pursuit of any other remedy, and an election to make expenditures or to take action to perform an obligation of Debtor under this Agreement, after Debtor’s failure to perform, shall not affect Secured Party’s right to declare a default and to exercise its remedies.

7.    Termination. When all Indebtedness shall have been paid in full and the Commitments under the Note and Credit Facility Agreement shall have expired or been terminated, this Agreement shall terminate, and Secured Party shall forthwith cause to be assigned, transferred and delivered, against receipt but without any recourse, warranty or representation whatsoever, any remaining Collateral and money received in respect thereof, to or on the order of the Debtor. Secured Party shall also execute and deliver to Debtor upon such termination such termination statements under the Code, and such other documentation as shall be reasonably requested by Debtor to effect the termination and release of the Liens on the Collateral.

8.    Miscellaneous Provisions. The following miscellaneous provisions are a part of this Agreement:

(a)    Amendments. This Agreement, together with the Loan Documents, constitutes the entire understanding and agreement of the parties as to the matters set forth in this Agreement. No alteration of or amendment of this Agreement shall be effective unless given in writing and signed by the party or parties sought to be charged or bound by the alteration or amendment.

(b)    Applicable Law. This Agreement has been delivered to Secured Party and accepted by Secured Party in the State of California. This Agreement shall be governed by and construed in accordance with the laws of the State of California, excluding conflict of laws principles.

(c)    Jurisdiction. The parties hereby consent to the exclusive jurisdiction of the state and federal courts sitting in Sacramento County, California in any action on a claim arising out of, under or in connection with this Agreement or the transactions contemplated by this Agreement.

(d)    Expenses. Debtor agrees to pay upon demand all of Secured Party’s costs and expenses, including legal expenses, incurred in connection with the enforcement of this Agreement. Secured Party may pay someone else to help enforce this Agreement, and Debtor shall pay the costs and expenses of such enforcement. Costs and expenses include Secured Party’s legal expenses whether or not there is a lawsuit, including legal expenses for bankruptcy proceedings (and including efforts to modify or vacate any automatic stay or injunction), appeals, and any anticipated post-judgment collection services. Debtor also shall pay all court costs and such additional fees as may be directed by the court.

(e)    Caption Headings. Caption headings in this Agreement are for convenience purposes only and are not to be used to interpret or define the provisions of this Agreement.

(f)     Notices. Any and all notices required or permitted to be given to a party pursuant to the provisions of this Agreement will be in writing and shall be deemed to have been duly given on the earliest of (i) if delivered personally, the date when received, (ii) if transmitted by facsimile, the date upon receipt of a confirmation of receipt, (iii) if sent by e-mail, the date upon transmission, (iv) if sent by U.S. nationally recognized overnight courier service, the date of mailing, or (v) the date upon actual receipt by the party to whom such notice is required to be given. All such notices, requests, demands and other communications shall be addressed to the following addresses, unless written notice is provided to each of the parties identified below of a new address or contact delivered at least 30-days in advance:

If to Secured Party:	Welund Fund, Inc.
Attn: Steven Strasser, President
136 East South Temple, Suite 2112
Salt Lake City, Utah 84111
Fax: (801) 521-6325

If to Debtor:	Solar Power, Inc.
Attn: Stephen C. Kircher
4080 Cavitt Stallman Road, Suite 100
Granite Bay, California 95746
Fax:	(916) 789-7411

and Copy to:	Bullivant Houser Bailey PC
Attn: David C. Adams, Esq.
1415 L Street, Suite 1000
Sacramento, CA 95814
Fax: (916) 930-2501

or at such other address of which any party may, from time to time, advise the other parties by notice in writing given in accordance with the foregoing. The date of receipt of any such notice shall be deemed to be the date of delivery or facsimile (with confirmation) thereof.

(g)    Power of Attorney. Debtor hereby appoints Secured Party as its true and lawful attorney-in-fact, irrevocably, with full power of substitution to do the following: (i) to demand, collect, receive, receipt for, sue and recover all sums of money or other property which may now or hereafter become due, owing or payable from the Collateral; (ii) to execute, sign and endorse any and all claims, instruments, receipts, checks, drafts or warrants issued in payment for the Collateral, (iii) to settle or compromise any and all claims arising under the Collateral, and, in the place and stead of Debtor, to execute and deliver its release and settlement for the claim; and (iv) to file any claim or claims or to take any action or institute or take part in any proceedings, either in its own name or in the name of Debtor, or otherwise, which in the discretion of Secured Party may seem to be necessary or advisable. This power is given as security for the Indebtedness, and the authority hereby conferred is and shall be irrevocable and shall remain in full force and effect until renounced by Secured Party.

(h)    Severability. If a court of competent jurisdiction finds any provision of this Agreement to be invalid or unenforceable as to any person or circumstance, such finding shall not render that provision invalid or unenforceable as to any other persons or circumstances. If feasible, any such offending provision shall be deemed to be modified to be within the limits of enforceability or validity; however, if the offending provision cannot be so modified, it shall be stricken and all other provisions of this Agreement in all other respects shall remain valid and enforceable.

(i)     Successor Interests. Subject to the limitations set forth above on transfer of the Collateral and in the Note, this Agreement shall be binding upon and inure to the benefit of the parties, their successors and assigns.

(j)     Waiver. Secured Party shall not be deemed to have waived any rights under this Agreement unless such waiver is given in writing and signed by Secured Party. No delay or omission on the part of Secured Party in exercising any right shall operate as a waiver of such right or any other right. A waiver by Secured Party of a provision of this Agreement shall not prejudice or constitute a waiver of Secured Party’s right otherwise to demand strict compliance with that provision or any other provision of this Agreement. No prior waiver by Secured Party, nor any course of dealing between Secured Party and Debtor, shall constitute a waiver of any of Secured Party’s rights or of any of Debtor’s obligations as to any future transactions. Whenever the consent of Secured Party is required under this Agreement, the granting of such consent by Secured Party in any instance shall not constitute continuing consent to subsequent instances where such consent is required and in all cases such consent may be granted or withheld in the sole discretion of Secured Party.

(k)    Counterparts. This Agreement may be executed in two or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party, it being understood that both parties need not sign the same counterpart. In the event that any signature is delivered by facsimile transmission, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile signature page were an original thereof.

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IN WITNESS WHEREOF, the undersigned parties hereto have duly executed this Agreement effective as of the date first above written.

DEBTOR:

SOLAR POWER, INC.

By:	/s/ Glenn Carnahan
Glenn Carnahan, Chief Financial Officer

SECURED PARTY:

By:	/s/ Steve Strasser
Steve Strasser, President